SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 12, 2011


                        VICTORIA INTERNET SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                      333-165301               XX-XXXXX
  (State or other jurisdiction           (Commission            (IRS Employer
of incorporation or organization)        File number)        Identification No.)

        2470 East 16th Street
          Brooklyn, New York                                       11235
(Address of principal executive offices)                         (Zip Code)

                                 (647) 456-4002
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                  (Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

     On October 12, 2011, the Company and its CEO Leon Golden executed a letter of intent (the "LOI") with Earn-a-Car (PTY) LTD, a South African corporation ("Earn-a-Car"). The LOI contemplates, among other things, the Company acquiring all of the issued and outstanding shares of Earn-a-Car from its shareholders, in exchange for 1,575,000 shares held by Mr. Golden, the payment to Mr. Golden of $150,000 and the cancellation of the balance of Mr. Golden's shares. The LOI is subject to the parties' due diligence and the execution and delivery of a formal agreement. These events have not yet occurred.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victoria Internet Services, Inc.


By: /s/ Leon Golden, CEO
   -------------------------------------
   LEON GOLDEN, CEO

Dated: October 18, 2011



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